Exhibit 10.2

STOCKHOLDER AGREEMENT

THIS STOCKHOLDER AGREEMENT is made and entered into as of December 21, 2017 (this “Agreement”), by and between Identiv, Inc., a Delaware corporation (the “Company”), on the one hand, and 21 April Fund, Ltd. and 21 April Fund, LP (collectively, the “Investors”), on the other.

WHEREAS, concurrently with the execution and delivery of this Agreement, the Investors are entering into a Securities Purchase Agreement, dated as of the date hereof (as it may be amended from time to time, the “Purchase Agreement”), pursuant to which, among other things, the Investors are acquiring up to 5,000,000 shares of Series B Non-Voting Convertible Preferred Stock of the Company, par value $0.001 per share (the “Company Preferred Stock”), all upon the terms and subject to the conditions set forth in the Purchase Agreement;

WHEREAS, the parties hereto desire to enter into this Agreement to establish certain arrangements with respect to the shares of Company Preferred Stock acquired by the Investors, the shares of common stock, par value $0.001 per share, of the Company issuable upon conversion of the Company Preferred Stock (“Conversion Shares”), and other related matters; and

WHEREAS, as a condition to the willingness of each party hereto to enter into and perform its obligations pursuant to the Purchase Agreement, each party hereto has requested that the other parties hereto enter into this Agreement, and each party hereto has agreed to do so in order to induce the other parties hereto to enter into, and in consideration of it entering into, the Purchase Agreement.

NOW, THEREFORE, in consideration of the foregoing, including the willingness of the parties hereto to enter into the Purchase Agreement, and of the representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

1.	STANDSTILL PROVISIONS

(a)    The Investors agree both jointly and in each of their individual capacities, that during the Standstill Period, neither they nor any other Persons whose investment activities are managed or controlled directly by Michael M. Kellen and/or Andrew Gundlach (collectively, the “Investor Group”) will, and the Investors will cause each member of the Investor Group not to, directly or indirectly, in any manner, alone or in concert with others, without the prior written consent of the Board, to:

(i)    solicit, or knowingly encourage or in any way engage in any solicitation of, any proxies or consents or become a “participant” in a “solicitation,” directly or indirectly, as such terms are defined in Regulation 14A under the Exchange Act of proxies or consents (including, without limitation, any solicitation of consents that seeks to call a special meeting of shareholders or by encouraging or participating in any “withhold” or similar campaign), in each case, with respect to any securities of the Company or any securities convertible or exchangeable into or exercisable for any such securities (collectively, “Company Securities”);

(ii)    advise, knowingly encourage, support, instruct or influence any Person with respect to any of the matters covered by this Section 1(a) or with respect to the voting or disposition of any Company Securities at any annual or special meeting of shareholders, or seek to do so;

(iii)    agree, attempt, seek or propose to deposit any Company Securities in any voting trust or similar arrangement, or subject any Company Securities to any arrangement or agreement with respect to the voting thereof, other than any such voting trust, arrangement or agreement solely among the Investor Group and otherwise in accordance with this Agreement;

(iv)    seek or knowingly encourage any person to submit nominations in furtherance of a “contested solicitation” or take other applicable action for the election or removal of directors with respect to the Company;

(v)    form, join in or in any way participate in a partnership, limited partnership, syndicate or other group, including, without limitation, a group as defined under Section 13(d) of the Exchange Act, with any Person (other than the Investor Group and their respective Affiliates) with respect to any Company Securities or take any other action that would divest any Investor of the ability to vote or cause to be voted the Company Securities then held thereby in accordance with this Agreement;

(vi)    make any public disclosure, communication, announcement or statement regarding any intent, purpose, plan or proposal with respect to the Board, the Company, its management, policies or affairs, any of its securities or assets or this Agreement that is inconsistent with the provisions of this Agreement;

(vii)    with respect to the Company or the Company Securities, make any communication or announcement (other than in the ordinary course of its business on a confidential basis to their investors) stating how its shares of Company Securities will be voted, or the reasons therefor or otherwise communicate pursuant to Rule 14a-1(l)(2)(iv) under the Exchange Act;

(viii)    effect or seek to effect, offer or propose to effect, cause or participate in, or in any way assist or facilitate any other person to effect or seek, offer or propose to effect or participate in, any tender or exchange offer, merger, consolidation, acquisition, scheme, arrangement, business combination, recapitalization, reorganization, sale or acquisition of assets, liquidation, dissolution, extraordinary dividend, significant share repurchase or other extraordinary transaction involving the Company or any of its subsidiaries or joint ventures or any of their respective securities (each, an “Extraordinary Transaction”), or make any public statement or public disclosure regarding any intent, purpose, plan or proposal with respect to the Board, the Company, its management, policies or affairs or any of its securities or assets (including with respect to an Extraordinary Transaction) or this Agreement, that is inconsistent with the provisions of this Agreement, including any intent, purpose, plan or proposal that is conditioned on, or would require waiver, amendment, nullification or invalidation of, any provision of this Agreement or take any action that could require the Company to make any public disclosure relating to any such intent, purpose, plan, proposal or condition; provided, however, that this clause shall not preclude the tender by the Investors or their respective Affiliates of any Company Securities into any tender or exchange offer or vote with respect to any Extraordinary Transaction;

(ix)    (A) call or seek to call or request the call of any meeting of shareholders, including by written consent, (B) seek, alone or in concert with others, representation on, or nominate any candidate to, the Board, (C) seek the removal of any member of the Board, (D) solicit consents from shareholders or otherwise act or seek to act by written consent or (E) conduct a referendum of shareholders;

(x)    purchase or cause to be purchased or otherwise acquire or agree to acquire Beneficial Ownership of any Common Stock or other securities issued by the Company, or any securities convertible into or exchangeable for Common Stock (including bank debt or obligations for borrowed money of the Company or any of its Subsidiaries), if, in any such case immediately after the taking of such action, the Investors and the Investor Group would, in the aggregate, Beneficially Own more than nineteen and nine tenths percent (19.9%) of the then outstanding shares of Common Stock; provided, however, that, for the avoidance of doubt, the foregoing restriction shall not apply to any Person under common control or otherwise related under Rule 12b-2 of the Exchange Act with any Investor unless the investment activities of such Person are managed or controlled directly by Michael M. Kellen and/or Andrew Gundlach;

(xi)    enter into any negotiations, arrangements, understanding or agreements (whether written or oral) with, or advise, finance, assist, seek to persuade or knowingly encourage, any Third Party to take any action prohibited by this Section 1 or make any statement inconsistent with this Section 1, or make any investment in or enter into any arrangement with any other Person that engages, or offers or proposes to engage, in any of the foregoing; or

(xii)    take any action challenging the validity or enforceability of this Section 1, or publicly make or in any way advance publicly any request or proposal that the Company or Board amend, modify or waive any provision of this Section 1; provided that any Investor may make confidential requests to the Board to amend, modify or waive any provision of this Section 1, which the Board may accept or reject in its sole discretion, so long as any such request is not publicly disclosed by such Investor and is made by such Investor in a manner that does not require the public disclosure thereof by the Company, the Investors or any other Person).

(b)    The Investors further agree that they will not, during the Standstill Period, enter into any discussions or arrangements with any Third Party with respect to any of the foregoing.

2.	REGISTRATION RIGHTS

(a)    The Company shall use all commercially reasonable efforts to file a registration statement on Form S-3 (the “Initial Registration Statement”) as promptly as practicable, but no later than 120 days following of the date hereof, covering all of the Registrable Securities. Further, the Company shall use commercially reasonable efforts to maintain the effectiveness of the Initial Registration Statement throughout the term of this Agreement.

(b)    Notwithstanding anything herein to the contrary, to the extent the staff of the SEC does not permit all of the Registrable Securities to be registered on the Initial Registration Statement, the Company shall, if requested by the Investors, use reasonable efforts to file additional registration statements successively trying to register on each such registration statement the maximum number of remaining Registrable Securities until all of the Registrable Securities have been registered for resale. Each such additional Registration Statement prepared pursuant hereto shall register for resale at least that number of shares of Common Stock equal to the additional Registrable Securities determined as of the date such additional registration statement is initially filed with the SEC. The Company shall use its reasonable efforts to have each such additional Registration Statement declared effective by the SEC as soon as practicable.

(c)    All expenses incurred in connection with all registrations effected pursuant to Sections 2(a) and 2(b), including all registration, filing and qualification fees (including state securities law fees and expenses), printing expenses, escrow fees, fees and disbursements of counsel shall be borne by the Company; provided, however, that the Company shall not be required to pay the fees of legal counsel to the Investors or, in connection with an underwritten offering, underwriters’ discounts or selling commissions relating to Registrable Securities.

(d)    Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(i)    prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement in accordance with the intended methods of disposition by the Investor set forth in such registration statement;

(ii)    furnish to the Investors such numbers of copies of a prospectus, including all exhibits thereto and documents incorporated by reference therein and a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

(iii)    in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. The Investors shall also enter into and perform their obligations under such an agreement;

(iv)    notify the Investors at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

(v)    notify the Investors as soon as reasonably practicable after notice thereof is received by the Company of any written comments by the SEC or any request by the SEC or any other federal or state governmental authority for amendments or supplements to such registration statement or such prospectus or for additional information;

(vi)    notify the Investors, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to a prospectus forming a part of such registration statement has been filed;

(vii)    notify the Investors as soon as reasonably practicable after notice thereof is received by the Company of the issuance by the SEC of any stop order suspending the effectiveness of such registration statement or any order by the SEC or any other regulatory authority preventing or suspending the use of any preliminary or final prospectus or the initiation or threatening of any proceedings for such purposes, or any notification with respect to the suspension of the qualification of the Registrable Securities for offering or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(viii)    in the case of an underwritten offering, obtain for delivery to the underwriters, if any, an opinion or opinions from counsel for the Company, dated the effective date of the Registration Statement or, in the event of an underwritten offering, the date of the closing under the underwriting agreement, in customary form, scope and substance, which opinions shall be reasonably satisfactory to such underwriters and their respective counsel;

(ix)    in the case of an underwritten offering, obtain for delivery to the Company and the underwriters, a cold comfort letter from the Company’s independent certified public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters as managing underwriter or underwriters reasonably request, dated the date of execution of the underwriting agreement and brought down to the closing under the underwriting agreement;

(x)    cause the Registrable Securities covered by such registration statement to be listed with any securities exchange on which the Common Stock is then listed;

(xi)    use its reasonable efforts to comply with all applicable securities laws, including all such securities laws or Blue Sky laws of such jurisdictions as shall be reasonably required by the Investors, and make available to its stockholders, as soon as reasonably practicable, an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and the rules and regulations promulgated thereunder.

(e)    The Company and the Investors hereby agree to the following indemnification provisions related to registered offerings.

(i)    The Company will, and does hereby undertake to, indemnify and hold harmless each Investor, each of its officers, directors, employees, members, partners, equityholders and agents, and each person controlling such Investor, with respect to any registration, qualification or compliance effected pursuant to this Section 3, and each underwriter, if any, and each person who controls any underwriter, of the Registrable Securities held by or issuable to the Investor, against all claims, losses, damages and liabilities (joint or several) (or actions in respect thereto) to which they may become subject under the Securities Act, the Exchange Act, or other federal or state law arising out of or based on (A) any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other similar document (including any related registration statement, notification, or the like, including any amendments or supplements thereto) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made or (B) any violation or alleged violation by the Company of any federal, state or common law rule or regulation (including the Securities Act, the Exchange Act and any state security law, rule or regulation) applicable to the Company in connection with any such registration, qualification or compliance and the Company will pay to each such Holder, underwriter, controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with defending any such loss, claim, damage, liability or action.

(ii)    Each Investor will, and if Registrable Securities held by or issuable to such Investor are included in such registration, qualification or compliance pursuant to this Section 3, does hereby undertake to indemnify and hold harmless the Company, each of its directors, employees, agents and officers, and each Person controlling the Company, each underwriter, if any, and each person who controls any underwriter, of the Company’s securities covered by such a registration statement, against all claims, losses, damages and liabilities (joint or several) (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, and will reimburse, as incurred, the Company, each such underwriter and each such director, officer, employee, agent, partner and controlling Person of the foregoing, for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) was made in such registration statement, prospectus, offering circular or other document, in reliance upon and in conformity with written information furnished to the Company by such Holder expressly for use therein; provided, however, that the liability of the Investor hereunder shall be limited to the net proceeds received by the Investor from the sale of securities under such registration statement.

(iii)    Each party entitled to indemnification under this Section 2(e) (the “Indemnified Party”) shall give notice to the party required to provide such indemnification (the “Indemnifying Party”) of any claim as to which indemnification may be sought promptly after such Indemnified Party has actual knowledge thereof, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be subject to approval by the Indemnified Party (whose approval shall not be unreasonably withheld) and the Indemnified Party may participate in such defense at the Indemnifying Party’s expense if representation of such Indemnified Party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding; and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 2(e), except to the extent that such failure to give notice shall materially adversely affect the Indemnifying Party in the defense of any such claim or any such litigation. An Indemnifying Party, in the defense of any such claim or litigation, may, without the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that includes as an unconditional term thereof the giving by the claimant or plaintiff therein, to such Indemnified Party, of a release from all liability with respect to such claim or litigation.

(iv)    In order to provide for just and equitable contribution in case indemnification is prohibited or limited by a court of competent jurisdiction, the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and such party’s relative intent, knowledge, access to information and opportunity to correct or prevent such actions; provided, however, that, in any case, (i) no Investor will be required to contribute any amount in excess (when combined with the amount paid or payable by such Investor pursuant to Section 2(e)(iii)) of the public offering price of all securities offered by it pursuant to such registration statement less all underwriting fees and discounts and (ii) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with an underwritten public offering are in conflict with the foregoing provisions, the provisions in such underwriting agreement shall control.

(f)    The Investors shall furnish to the Company such information regarding the Investors and the distribution proposed by the Investors as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 2.

(g)    Notwithstanding the foregoing obligations, if the Company furnishes to the Investors a certificate signed by the Company’s chief executive officer or president stating that in the good faith judgment of the Board it would be materially detrimental to the Company and its stockholders for the registration statement being requested by the Investors pursuant to this Section 2 to be filed or for Registrable Securities to be sold under such registration statement, in each case, because such action would (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company, (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential, or (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act, then the Company shall have the right to (x) defer taking action with respect to such filing or (y) suspend the use or effectiveness of a registration statement, in each case, for a period of no more than ninety (90) days after receipt of the applicable request by the Investors; provided, however, that the Company may not utilize this right more than twice and for more than an aggregate of one hundred twenty (120) days in any twelve-month period.

(h)    Each Investor agrees to enter into an underwriter’s standard form of lock-up agreement as may be reasonably requested by the applicable underwriters in connection with a future underwritten offering that such Investor participates in for such period of time not to exceed ninety (90) days from the effective date of the registration of such underwritten offering. Notwithstanding the foregoing, (i) no Investor shall be subject to any lock-up period of longer duration or other greater restriction than that applicable to any director or officer of the

Company, (ii) any discretionary waiver or termination of the restrictions of any or all of the lock-up agreements entered into in connection with such underwritten offering by the Company or the underwriters shall apply to the each Investor pro rata based on the number of Company Securities subject to such lock-up agreements, and (iii) the obligations in this Section 2(h) shall apply only if all officers, directors and five (5%) or greater shareholders of the Company enter into similar agreements, and shall not apply to a registration relating solely to employee benefit plans or to a registration relating solely to a transaction pursuant to Rule 145 under the Securities Act.

(i)    In addition to any termination of this Agreement in accordance with Section 6 hereof, the rights of the Investors to cause the Company to register securities and maintain the registration of securities under this Section 2 shall terminate on the date when there are no longer remaining any Registrable Securities or at such time when all such Registrable Securities can be sold without any volume restrictions under Rule 144.

3.	DEFINITIONS

As used herein:

(a)    “Affiliate” or “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 under the Exchange Act.

(b)    “Beneficial Ownership” shall be interpreted in accordance with the term “beneficial ownership” as defined in Rule 13d-3 under the Exchange Act. For purposes of this Agreement, the Investors shall be deemed to Beneficially Own any securities Beneficially Owned by the Investor Group. The terms “Beneficially Own,” “Beneficially Owned” and “Beneficial Owner” shall have correlative meanings to “Beneficial Ownership.”

(c)    “Board” means the Board of Directors of the Company.

(d)    “Business Day” means a day (i) other than Saturday or Sunday and (ii) on which commercial banks are open for business in New York, New York.

(e)    “Common Stock” means the Company’s common stock, par value $0.001 per share, and any other class or type of securities into which such securities may hereafter be reclassified or changed.

(f)    “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder

(g)    “Form S-3” means such form under the Securities Act as in effect on the date hereof or any successor form under the Securities Act that permits significant incorporation by reference of the Company’s subsequent public filings under the Exchange Act.

(h)    “Governmental Entity” means any government or subdivision thereof, domestic, foreign, or supranational or any administrative, governmental or regulatory authority, agency, commission, court, board, bureau, tribunal or body, domestic, foreign or supranational.

(i)    “Person” means an individual, proprietorship, partnership, firm, corporation, association, Governmental Entity or other organization.

(j)    “Registrable Securities” means (i) Common Stock issuable or issued upon conversion of the outstanding Company Preferred Stock at any time and (ii) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares referenced in clauses (i).

(k)    “SEC” means the U.S. Securities and Exchange Commission.

(l)    “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(m)    “Standstill Period” means the period beginning on the date hereof and ending on the earlier of (i) 36 months from the date of this Agreement and (ii) the termination of this Agreement pursuant to Section 6 of this Agreement.

(n)    “Subsidiary” means any corporation, company or other entity more than fifty percent (50%) of whose voting stock or other similar interests are owned by a Person.

(o)    “Third Party” means any Person other than (i) the Company, (ii) the Investors or (iii) any of their respective Affiliates and Associates.

4.	TRANSFER RESTRICTIONS

(a)    During the Standstill Period, each Investor agrees that it will not transfer any shares of Company Preferred Stock except any transfer (i) to other Persons whose investment activities are managed or controlled by Michael Kellen and/or Andrew Gundlach, where the applicable transferee agrees to be bound by the terms of this Agreement for the balance of its term, (ii) in a non-public sale to a Third Party that is a passive investor that has not filed a statement on Schedule 13D pursuant to Rule 13d-l(a) of the Exchange Act and would not, as a result of such transfer, be required to file a statement on Schedule 13D pursuant to Rule 13d-l(a) of the Exchange Act, (iii) pursuant to an effective registration statement under the Securities Act or (iv) in an underwritten public offering, in each case, unless such transfer has been previously approved by the Board.

(b)    Each Investor acknowledges and agrees that the Company Preferred Stock has not been registered under the Securities Act and therefore cannot be sold or transferred unless it is subsequently registered under the Securities Act or an exemption from registration is available.

(c)    Notwithstanding the foregoing or anything herein to the contrary, and in addition to the rights set forth in Section 4.1(a), each Investor shall be entitled to make distributions of the Company Preferred Stock to, or for the benefit of, the limited partners or stockholders of such Investor; provided that such Investor shall cause such limited partners or stockholders to irrevocably constitute and appoint a representative as an agent and attorney-in-fact to act in the name, place and stead of such limited partners or stockholders with respect to the exercise of the rights of the Company Preferred Stock held by such limited partners or stockholders, which such representative shall be (i) managed or controlled directly by Michael M. Kellen, Andrew Gundlach and/or another individual reasonably acceptable to the Company and (ii) unless and until such Investor is dissolved, an Affiliate of such Investor. For the avoidance of doubt, any such transferee shall not be required to agree to be bound by any of the terms of this Agreement as a condition to such distribution.

5.	COVENANTS OF THE INVESTOR

Each Investor (i) consents to and authorizes the publication and disclosure by the Company and its Affiliates of its identity and holdings of Common Stock and the nature of its commitments and obligations under this Agreement in any announcement or disclosure required by the SEC, any other Governmental Entity, any proxy statement, or any other disclosure document in connection with the Purchase Agreement or this Agreement or otherwise required by applicable law, and (ii) agrees promptly to give to the Company any information the Company may reasonably require for the preparation of any such disclosure documents, which information shall not contain any untrue statement of a material fact or omit to state a material fact necessary to make such information not misleading. Each Investor agrees to promptly notify the Company of any required corrections with respect to any written information supplied by it specifically for use in any such disclosure document, if and to the extent that any such information shall have become false or misleading in any material respect.

6.	TERMINATION

This Agreement and the covenants and agreements set forth in this Agreement shall automatically terminate (without any further action of the parties) upon such time when the Investors have transferred all Conversion Shares issuable upon conversion of the Company Preferred Stock to Third Parties outside of the Investor Group. In the event of termination of this Agreement pursuant to this Section 6, this Agreement shall become void and of no effect with no liability on the part of any party; provided, however, that no such termination shall relieve any party from liability for any willful and material breach hereof prior to such termination; provided, further, that the provisions set forth in this Section 6 shall survive the termination of this Agreement.

7.	MISCELLANEOUS

(a)    Governing Law; Jurisdiction; Waiver of Jury Trial. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE (WITHOUT REGARD TO ANY PRINCIPLES OF CONFLICTS OF LAW THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION). Each of the parties hereto unconditionally and irrevocably (i) consents and submits to the exclusive jurisdiction of the Delaware Court of Chancery or, in the event that such court does not have jurisdiction over the dispute, to the federal district court of the District of Delaware or to the courts of the State of Delaware (the “Delaware Courts”) in connection with any dispute that arises out of or relates to this Agreement or any of the agreements or transactions contemplated by this Agreement, (ii) hereby irrevocably and unconditionally waives any and all jurisdictional, venue and forum non conveniens objections or defenses that such party may have in any such action and agrees that it will not attempt to deny or defeat such jurisdiction by motion or other request for leave from any such Delaware Court, (iii) agrees that it will not bring any action arising out of or relating to this Agreement or any other agreement or the transactions contemplated hereby or thereby in any court other than the Delaware Courts in compliance with clause (i) and (iv) consents to service of process in the manner provided for notices in Section 7(e). Notwithstanding the previous sentence, a party may commence any such action in a court other than the Delaware Courts solely for the purpose of enforcing an order or judgment issued by one of such courts. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION UNDER THIS AGREEMENT. THE PARTIES HERETO AGREE THAT ANY OR ALL OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE TRIAL BY JURY AND THAT ANY COURT ACTION OR PROCEEDING WHATSOEVER BETWEEN THEM THAT IS PERMITTED UNDER THIS AGREEMENT SHALL INSTEAD BE TRIED IN A DELAWARE COURT BY A JUDGE SITTING WITHOUT A JURY.

(b)    Specific Performance. Each of the parties hereto acknowledges and agrees that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the performance of terms and provisions of this Agreement in any Delaware Court in compliance with Section 7(a)(i), without proof of actual damages (and each party hereby waives any requirement for the securing or posting of any bond or other security against it in connection with such remedy), this being in addition to any other remedy to which a party may be entitled at law or in equity. Each party hereto hereby consents to the right of the other parties hereto to the issuance of such injunction or injunctions, and to the grant of such injunction or injunctions. Each party hereto further agrees not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy for any such breach.

(c)    Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties hereto without the prior written consent of the other party, except in the context of a merger, sale of all or substantially all assets or other change of control transaction. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and permitted assigns.

(d)    Amendments; Waivers. This Agreement may not be amended except by an instrument in writing signed on behalf of the Company and the Investors, it being understood that nothing in this Agreement shall be deemed to prohibit an Investor from requesting on a confidential basis an amendment to this Agreement or waiver or modification of its obligations hereunder. Any agreement on the part of a party to any amendment or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of a party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

(e)    Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (i) on the date of delivery if delivered personally, or if by facsimile or e-mail, upon written confirmation of transmission by facsimile or e-mail, (ii) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier or (iii) on the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

If to the Investors, to:

21 April Fund, LP

Bank of America Merrill Lynch

F/A/O 21 April Fund, LP (843-25315D0)

Asset Management Services

222 Broadway, 11th Floor

New York, NY 10038

Attn: William J. Leggio

william.j.leggio@baml.com

Phone: 646-743-0031

With Copy to:

Timothy Connolly

First Eagle Investment Management, LLC

1345 Avenue of the Americas, 48th Fl

New York, NY 10105

timothy.connolly@feim.com; FEIM.PF.Statements@feim.com;

Phone: 212-698-3431

21 April Fund, Ltd.

Bank of America Merrill Lynch

F/A/O 21 April Fund, Ltd (843-26315D9)

Asset Management Services

222 Broadway, 11th Floor

New York, NY 10038

Attn: William J. Leggio

william.j.leggio@baml.com

Phone: 646-743-0031

With Copy to:

Timothy Connolly

First Eagle Investment Management, LLC

1345 Avenue of the Americas, 48th Fl

New York, NY 10105

timothy.connolly@feim.com; FEIM.PF.Statements@feim.com;

Phone: 212-698-3431

with a copy (which shall not constitute notice) to:

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, NY 10019-6099

Facsimile: 212.728.9968

Attention: Mark Cognetti

Email: mcognetti@willkie.com

If to the Company, to:

Identiv, Inc.

2201 Walnut Avenue, Suite 100

Fremont, California

Attention: Sandra Wallach, Chief Financial Officer

Email: swallach@identiv.com

with a copy (which shall not constitute notice) to:

Perkins Coie LLP

3150 Porter Avenue

Palo Alto, California 94304

Attention: Troy Foster

Facsimile: 650.838.4350

Email: troyfoster@perkinscoie.com

The failure to provide notice in accordance with the required timing, if any, set forth herein shall affect the rights of the party providing such notice only to the extent that such delay actually prejudices the rights of the party receiving such notice.

(f)    Expenses. All fees and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses, except as provided in Section 2(c).

(g)    Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule, law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party or such party waives its rights under this Section 11(g) with respect thereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated by this Agreement are fulfilled to the extent possible.

(h)    Legends. For so long as the Company Preferred Stock or the Conversion Shares are subject to any of the restrictions set forth in Sections 1 or 2 of this Agreement, the book-entry or certificated form of such share shall bear a legend substantially similar to the following:

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE OR EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 UNDER SAID ACT. THIS SECURITY AND THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE OR EXERCISABLE ARE SUBJECT TO A STANDSTILL AGREEMENT AVAILABLE UPON REQUEST FROM THE COMPANY.

(i)    Entire Agreement; No Third Party Beneficiaries. This Agreement, the Purchase Agreement (including the exhibits, the annexes and the disclosure schedules thereto) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement. This Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies.

(j)    Interpretation. When a reference is made in this Agreement to a Section, such reference shall be to Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any capitalized term used in any Schedule or Exhibit but not otherwise defined therein shall have the meaning assigned to such term in this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “hereto,” “hereby,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term “or” is not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.” The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Any agreement, instrument or Law defined or referred to herein means such agreement, instrument or Law as from time to time amended, modified or supplemented, unless otherwise specifically indicated. References to a person are also to its permitted successors and assigns. Unless otherwise specifically indicated, all references to “dollars” and “$” will be deemed references to the lawful money of the United States of America.

(k)    Counterparts. This Agreement may be executed in counterparts, each of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. Counterparts may be delivered by facsimile or e-mail.

(l)    No Strict Construction. The parties hereto acknowledge that this Agreement has been prepared jointly by them and shall not be strictly construed against any party hereto.

SIGNATURES ON THE FOLLOWING PAGE

IN WITNESS WHEREOF, the Company and the Investors have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

IDENTIV, INC.

By:	/s/ Steven Humphreys
Name:	Steven Humphreys
Title:	President

[Signature Page to Stockholder Agreement]

IN WITNESS WHEREOF, the Company and the Investors have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

21 APRIL FUND, LP

By:	/s/ Michael M. Kellen
Name:	Michael M. Kellen
Title:	Authorized Person/Portfolio Manager

21 APRIL FUND, LTD.

By:	/s/ Michael M. Kellen
Name:	Michael M. Kellen
Title:	Authorized Person/Portfolio Manager

[Signature Page to Stockholder Agreement]